EXHIBIT 5.1

January 31, 2019

SolarWindow Technologies, Inc.

9375 East Shea Blvd., Suite 107-B

Scottsdale, Arizona 85260

RE:	Post-Effective Amendment No. 8 to Registration Statement on Form S-8, File No. 333-172824

Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by SolarWindow Technologies, Inc., a Nevada corporation (the “Company”) of a post-effective amendment no. 8 to the Registration Statement on Form S-8, File No. 333-172824 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on January 31, 2019 relating to the resale by the selling stockholders named therein (the “Selling Stockholders”) of up to an aggregate of 1,108,338 shares of the Company’s common stock, par value $0.001 per share, consisting of: (i) 536,334 shares of the Company’s common stock issuable to the Selling Stockholders upon exercise of options granted to the Selling Stockholders by the Company under its 2006 Incentive Stock Option Plan (the “Plan”) and that have vested prior to the date of the reoffer prospectus included in the Registration Statement (the “Option Shares”); and (ii) 572,004 shares of the Company’s common stock heretofore issued to the Selling Stockholders pursuant to the Plan (the “Selling Stockholders’ Shares”).

We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Articles of Incorporation and Bylaws of the Company, each as amended to date, corporate proceedings of the Company, the Plan, the documents to be sent or given to participants in the Plan, the Registration Statement and such other documents and certificates, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. We have not performed any independent investigation other than the document examination described. We make no representation as to the sufficiency of our investigation for your purposes. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

We are members of the Bar of the State of New York and we express no opinion as to the effects of any laws other than the federal laws of the United States of America, the laws of the State of New York, and the Nevada Revised Statutes, which includes statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

SATTERLEE STEPHENS LLP

SolarWindow Technologies, Inc.

RE:	Post-Effective Amendment No. 8 Registration Statement on Form S-8 File No. 333-172824

January 31, 2019

Subject to the foregoing and in reliance thereon, it is our opinion that:

(a) the Selling Stockholders’ Shares are validly issued, fully paid and non-assessable; and

(b) the issuance of the Option Shares has been duly authorized and, when issued and delivered in accordance with the Plan, the applicable stock option agreements thereunder and the applicable resolutions of the Board of Directors, and upon receipt by the Company of any required payment therefor, the Option Shares will be validly issued, fully paid and non-assessable.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Form S-8 and the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”). We hereby consent to the filing of this opinion as Exhibit 5.1 to Amendment No. 8 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Satterlee Stephens LLP

Satterlee Stephens LLP